EXHIBIT  21.1


                     SUBSIDIARIES OF OXIR INVESTMENTS, INC.

The following are subsidiaries of Oxir Investments, Inc., a California corporation:

         1. Oxir Investment, Ltd., a British Virgin Islands company, 100% owned by Oxir Investments, Inc.

         2. Oxir Financial Services Ltd., a British Virgin Islands company, 100% owned by Oxir Investments, Inc.

         3. Internet Solutions, Inc., a Nevada corporation, 100% owned by Oxir Investments, Inc.

         4. Oxir Internet Solutions, Inc., a Nevada corporation, 100% owned by Oxir Investments, Inc.

         5. Oxir Internet Solutions (Russia), a Russian corporation, 100% owned by Oxir Investments, Inc.

         6. Oxir Insurance, Inc., a Russian joint stock corporation, 100% owned by Oxir Investments, Inc.

         7. Oxir Consulting, a Russian joint stock corporation, 100% owned by Oxir Investments, Inc.

         8. Oxir Fitness Club, a Russian joint stock corporation, 100% owned by Oxir Investments, Inc.

         9. Oxir Imperial, a Russian joint stock corporation, 100% owned by Oxir Investments, Inc.

         10. Oxir Informtour, a Russian joint stock corporation, 100% owned by Oxir Investments, Inc.



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